UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

NEPHROS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice Date: May 11, 2020

Nephros, Inc.

380 Lackawanna Place

South Orange, New Jersey 07079

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON MAY 21, 2020

The following Notice of Change of Location relates to the Proxy Statement (the “Proxy Statement”) of Nephros, Inc. (the “Company”) dated April 8, 2020, furnished to the stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on May 21, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about May 11, 2020.

PLEASE READ THIS NOTICE CAREFULLY

IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2020

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Nephros, Inc. (the “Company”), has been changed. In light of public health concerns regarding the coronavirus outbreak and to support the health and well-being of the Company’s stockholders, employees, and other partners, the Annual Meeting will be held in a virtual meeting format only at virtualshareholdermeeting.com/NEPH2020. You will not be able to attend the Annual Meeting in person. The previously announced date and time of the Annual Meeting, which is May 21, 2020 at 9:00 a.m. (Eastern Time) will not change.

After the business portion of the Annual Meeting concludes, management will present overviews of the Company’s business, including updates on each business segment, followed by a Q&A session during which management will answer questions submitted that are pertinent to the Company, as time permits. You may submit questions at virtualshareholdermeeting.com/NEPH2020 during the virtual Annual Meeting. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 25, 2020.

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage you to access the meeting in advance of the designated start time.

To Vote Your Shares in Advance of the Annual Meeting:

We urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials whether or not you plan to attend the Annual Meeting. You may vote your shares at proxyvote.com in advance of the Annual Meeting. This process has not changed from prior years.

To Attend, Vote and Participate During the Virtual Annual Meeting:

To attend and vote your shares during the virtual Annual Meeting, you will need to log in to virtualshareholdermeeting.com/NEPH2020 using, (i) for record holders, the control number found on your proxy card, voting instruction form or the notice you previously received, or (ii) for holders who own shares in street name through brokers or banks, the control number issued to you by your brokerage firm or bank on your voting instruction card or similar document. You may vote during the virtual Annual Meeting by following the instructions available on the website during the meeting.

The Company intends to afford stockholders in attendance at the virtual Annual Meeting the same rights and opportunities to participate as they would have at an in-person meeting. If you do not have a control number, you may log in as a guest, although you will not be able to vote during the virtual Annual Meeting.

The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 are available at http://materials.proxyvote.com/640671.

By Order of the Board of Directors,

/s/ Daron Evans
Daron Evans
President and Chief Executive Officer
May 11, 2020